Exhibit 10(a)

                        SETTLEMENT AND RELEASE AGREEMENT

      THIS SETTLEMENT AND RELEASE AGREEMENT is made and entered into effective as of June __, 1998, by and among CAREADVANTAGE, INC., a Delaware corporation, located at 485-C Route 1 South, Iselin, New Jersey 08830 ("CAI"), CAREADVANTAGE HEALTH SYSTEMS, INC., a Delaware corporation, located at 485-C Route 1 South, Iselin, New Jersey 08830 ("CAHS"), CONTEMPORARY HEALTHCARE MANAGEMENT, INC., a New Jersey corporation, located at 485-C Route 1 South, Iselin, New Jersey 08830 ("CHCM"), BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC., a New Jersey health service corporation, located at 3 Penn Plaza East, Newark, New Jersey 07105 ("BCBSNJ"), ENTERPRISE HOLDING COMPANY, INC., a New Jersey corporation, located at 3 Penn Plaza East, Newark, New Jersey 07105 ("EHC"), and CW VENTURES II, L.P., a New York limited partnership, located at 1041 Third Avenue, New York, New York 10021 ("CW") (with respect to Section 10 only).

                                    RECITALS:

      WHEREAS, BCBSNJ and CW beneficially own, in the aggregate, approximately __% of the issued and outstanding shares of capital stock of CAI;

      WHEREAS,  on or about March 22, 1996, an action entitled Francis X. Bodino
v. BCBSNJ and CHCM was filed in the Law Division of the Superior Court, Hudson County, New Jersey, Docket No. HUD-L-2540-96 (the "Bodino Action");

      WHEREAS, the complaint in the Bodino Action alleged, inter alia, that representations made on behalf of BCBSNJ by an employee of CHCM led Mr. Bodino's surgeon to believe that contractually excluded heart transplant coverage was available;

      WHEREAS, at the time of the events underlying the Bodino Action, CHCM was wholly-owned by EHC, and was an indirect subsidiary of BCBSNJ;

      WHEREAS, at the time of the events underlying the Bodino Action, CHCM was engaged by CAI and CAHS to provide certain staff and assistance to CAHS in support of CAHS' obligation, guaranteed by CAI, to provide services to BCBSNJ under the terms of an Interim Services Agreement, dated as of April 1, 1995 (the "Interim Services Agreement") among BCBSNJ, CHCM, CAI and CAHS;

      WHEREAS, by letter dated February 15, 1996, counsel for Mr. Bodino gave written notice to CHCM contesting the denial of coverage for the heart transplant and threatening litigation against CHCM and BCBSNJ;

      WHEREAS, on February 22, 1996 (the "Acquisition Date"), CAHS purchased all of the issued and outstanding stock of CHCM from EHC pursuant to the Stock Acquisition Agreement, dated February 22, 1996 (the "Acquisition Agreement");

      WHEREAS, neither CAI nor CAHS maintained insurance to cover claims against BCBSNJ or CHCM arising from events occurring prior to the Acquisition Date;

      WHEREAS, counsel for BCBSNJ is presently defending the Bodino Action on behalf of BCBSNJ and CHCM;

      WHEREAS, BCBSNJ has filed a third party lawsuit against Mr. Bodino's surgeon and the admitting hospital and has denied liability in all respects;

      WHEREAS, BCBSNJ and CHCM have filed a motion for summary judgment as to all claims, and Mr. Bodino, the surgeon and the admitting hospital have filed cross-motions for summary judgment against BCBSNJ and CHCM as to all claims;


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

      WHEREAS, all motions for summary judgment are returnable for hearing on July 24, 1998;

      WHEREAS, by letter to CAI dated April 23, 1996, BCBSNJ agreed to the representation of CHCM and placed CAI on notice of a potential claim by BCBSNJ for indemnification against CAI and CAHS under the Interim Services Agreement;

      WHEREAS, by letter to EHC dated February 20, 1997, CAI, on behalf of itself and CAHS, requested indemnification pursuant to the Acquisition Agreement for damages sustained by CAI and CAHS as a result of the Bodino Action;

      WHEREAS, by letter to CAI dated February 26, 1997, BCBSNJ, on behalf of itself and EHC, denied liability for indemnification of CAI and CAHS;

      WHEREAS, by letter to BCBSNJ dated March 6, 1997, CAI agreed to BCBSNJ's continued representation of CHCM, subject to a reservation of rights under the Interim Services Agreement;

      WHEREAS, in a letter to CAI and CAHS dated May 28, 1998, BCBSNJ provided formal notice of a claim for indemnification by CAI and CAHS pursuant to the Interim Services Agreement for damages arising in connection with the Bodino Action;

      WHEREAS, on June 2, 1998, counsel to CAI responded to BCBSNJ's letter, whereby CAI denied that BCBSNJ is entitled to indemnification by CAI and CAHS under the Interim Services Agreement and reasserted its own claim to indemnification by EHC pursuant to the Acquisition Agreement;

      WHEREAS, by letter to CAI's counsel dated June 15, 1998, BCBSNJ again denied liability for indemnification of CAI and CAHS and proposed a settlement of the dispute regarding alleged indemnification claims among the parties; and

      WHEREAS, the parties hereto wish to allocate the potential liability of each party with respect to the Bodino Action and to otherwise agree to the mutual release of all claims and damages relating to the Bodino Action.

      NOW, THEREFORE, the undersigned parties, intending to be legally bound, hereby agree as follows:

      1. SETTLEMENT OF INDEMNIFICATION CLAIMS.

      (a) BCBSNJ hereby agrees to indemnify and hold harmless CAI, CAHS and CHCM from and against any and all losses, liabilities or obligations, payments or other disbursements, suits, claims, awards, demands, settlement payments, costs and expenses which may be imposed on, incurred by or asserted against any of CAI, CAHS and CHCM in connection with the claims, facts and circumstances which are the subject of the Bodino Action, other than internal costs, attorneys' fees and other expenses incurred in connection with the Bodino Action or this Agreement; provided, however, that BCBSNJ shall not be responsible for, and shall not indemnify CAI, CAHS and CHCM pursuant to this Section 1(a) for, an amount equal to the lesser of (i) five percent (5%) of any amount as to which BCBSNJ, CAI, CAHS and CHCM are or may be individually or collectively held liable in the Bodino Action (whether by judgment, settlement or otherwise), or
(ii) $50,000.

      (b) BCBSNJ shall be entitled to collect and retain all insurance proceeds, if any, in connection with the Bodino Action.

      2. PARTICIPATION IN DEFENSE. CAI, CAHS and CHCM shall be entitled to participate in the defense of the Bodino Action; provided, however, that (i) all substantive and procedural activities undertaken on behalf of CAI, CAHS and CHCM in connection with such defense (including but not limited to a determination of whether to settle or adjudicate such action and the amount of any potential


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

settlement) shall be subject to prior approval by BCBSNJ in its sole discretion, which shall not be unreasonably withheld; and (ii) prior to such time, CAI, CAHS and CHCM shall enter into a joint defense agreement with BCBSNJ reasonably acceptable to BCBSNJ and its counsel.

      3. COOPERATION. CAI, CAHS and CHCM agree to fully and completely cooperate and assist counsel for BCBSNJ in the defense of the Bodino Action. Such cooperation shall include furnishing documentation, participating in depositions, testifying at trial and making current employees reasonably available to counsel for BCBSNJ for purposes of defending against the Bodino Action, at all times seeking to minimize business disruption to CAI, CAHS and CHCM.

      4. PAYMENTS. All payments required to be made by or on behalf of CAI, CAHS or CHCM pursuant to this Agreement shall be made within thirty (30) days of notice from BCBSNJ that the Bodino Action has been resolved, whether by judgment, settlement or otherwise.

      5. RELEASE BY BCBSNJ AND EHC. For and in consideration of the obligations recited herein, BCBSNJ and EHC, jointly and severally, hereby release CAI, CAHS and CHCM from any and all debts, obligations, covenants, agreements, contracts, suits, actions, causes of action, damages, claims or demands with respect to the claims, facts and circumstances which are the subject of the Bodino Action, now known or hereafter discovered, asserted or unasserted, contingent or otherwise, which either of BCBSNJ or EHC ever had, now has or may now or hereafter claim to have. Notwithstanding the foregoing, CAI, CAHS and CHCM shall not be released from any obligation to BCBSNJ under this Agreement.

      6. RELEASE BY CAI, CAHS AND CHCM. For and in consideration of the obligations recited herein, CAI, CAHS and CHCM, jointly and severally, hereby release BCBSNJ and EHC from any and all debts, obligations, covenants, agreements, contracts, suits, actions, causes of action, damages, claims or demands with respect to the claims, facts and circumstances which are the subject of the Bodino Action, now known or hereafter discovered, asserted or unasserted, contingent or otherwise, which any of CAI, CAHS and CHCM ever had, now has or may now or hereafter claim to have. Notwithstanding the foregoing, BCBSNJ shall not be released from any obligation to CAI, CAHS and/or CHCM under this Agreement.

      7. BINDING NATURE. This Agreement, including the releases set forth herein, shall be binding upon, and inure to the benefit of each released party's successors, assigns, officers, directors, agents, employees, heirs, executors and/or administrators of any such assigns, officers, directors, agents or employees.

      8. NO ADMISSION OF LIABILITY. The parties recognize and acknowledge that the execution of this Agreement is not an admission of liability by any party to any other party and that this Agreement is executed solely in the interest of settling disputed matters.

      9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto, and there are no other written or oral understandings or agreements connected with it that are not incorporated herein.

      10. GOVERNING LAW. This Agreement is to be construed in accordance with the laws of the State of New Jersey. Any action to enforce this Agreement shall be brought before a state court of competent jurisdiction, within the State of New Jersey.

      11. CONSENT OF CW. Pursuant to Section 1.3 of the Stockholders' Agreement, dated as of February 22, 1996, among EHC (as predecessor to BCBSNJ), CW and CAI, CW hereby acknowledges and consents to the terms of this Agreement and the transactions contemplated hereby.


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

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date set forth above, intending to be legally bound:

                                              CAREADVANTAGE, INC.


                                              By:    /s/ Thomas P. Riley
                                                     ------------------------
                                              Name:  Thomas P. Riley
                                              Title: President/CEO


                                              CAREADVANTAGE HEALTH
                                              SYSTEMS, INC.


                                              By:    /s/ Thomas P. Riley
                                                     ------------------------
                                              Name:  Thomas P. Riley
                                              Title: President/CEO


                                              CONTEMPORARY HEALTHCARE
                                              MANAGEMENT, INC.


                                              By:    /s/ Thomas P. Riley
                                                     ------------------------
                                              Name:  Thomas P. Riley
                                              Title: President/CEO


                                              BLUE CROSS AND BLUE SHIELD OF
                                              NEW JERSEY, INC.


                                              By:    /s/ Susan Scholle Connor
                                                     ------------------------
                                              Name:  Susan Scholle Connor
                                              Title: Vice President


                                              ENTERPRISE HOLDING COMPANY, INC.


                                              By:    /s/ Susan Scholle Connor
                                                     ------------------------
                                              Name:  Susan Scholle Connor
                                              Title: Secretary


                                              CW VENTURES II, L.P.


                                              By:    /s/ Barry Weinberg
                                                     -------------------------
                                              Name:  Barry Weinberg
                                              Title: General Partner


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